Exhibit 99.(e)(viii)

EIGHTH AMENDMENT TO
THE EA SERIES TRUST

ETF DISTRIBUTION
AGREEMENT

THIS EIGHTH AMENDMENT to the ETF Distribution Agreement, dated as of September 23, 2021 (the “Agreement”) is entered into by and between EA Series Trust (fka Alpha Architect ETF Trust) (the “Trust”), Empowered Funds, LLC (the “Adviser”) and Quasar Distributors, LLC (the “Distributor” together with the Trust and the Adviser, the “Parties”) as of September 23, 2022 (the “Effective Date”).

WHEREAS, the Parties desire to amend Schedule A of the Agreement to add certain new Funds, and make other changes to Schedule A as described more fully therein;

WHEREAS, Section 13 of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.	Schedule A of the Agreement is hereby deleted and replaced in its entirety by Schedule A attached hereto, which reflects Fund updates.

3.	Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the Parties hereto have caused this Eighth Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

EA SERIES TRUST		QUASAR DISTRIBUTORS, LLC

By:	/s/ Patrick Cleary	By:	/s/ Teresa Cowan
	Patrick Cleary, CCO		Teresa Cowan, President

EMPOWERED FUNDS, LLC

By:	/s/ Patrick Cleary
Patrick Cleary, CEO

SCHEDULE A

Separate Series of EA Series Trust

Name of Series

Alpha Architect U.S. Quantitative Value ETF

Alpha Architect International Quantitative Value ETF

Alpha Architect U.S. Quantitative Momentum ETF

Alpha Architect International Quantitative Momentum ETF

Alpha Architect Value Momentum Trend ETF

Freedom 100 Emerging Markets ETF

Merlyn.AI Bull-Rider Bear-Fighter ETF
Merlyn.AI Tactical Growth and Income ETF

Merlyn.AI Best-of-Breed Core Momentum ETF
Merlyn.AI SectorSurfer Momentum ETF

Gadsden Dynamic Multi-Asset ETF
UPHOLDINGS Compound Kings ETF

Freedom Day Dividend ETF

Sparkline Intangible Value ETF

Viridi Bitcoin Miners ETF

Generation Z ETF

Guru Favorite Stocks ETF

ROC ETF

Relative Sentiment Tactical Allocation ETF

Papi’s Money ETF

Argent Mid Cap ETF

AOT Growth and Innovation ETF

Strive U.S. Energy ETF

EA Bridgeway Blue Chip ETF

Strive 500 ETF

Burney U.S. Factor Rotation ETF

Altrius Global Dividend ETF

Strive U.S. Semiconductor ETF

Strive Emerging Markets Ex-China ETF

Alpha Architect High Inflation and Deflation ETF

Strive U.S. Technology ETF

Alpha Architect Tail Risk ETF

Alpha Architect 1-3 Month Box ETF

EA Bridgeway Omni Small Cap Value ETF

Strive 1000 Growth ETF

Strive 1000 Value ETF

Strive 2000 ETF

Strive 1000 Dividend Growth ETF

Sch. A-1